                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                    In re: Dura Automotive System, Inc. et al
            Cases No. 06-11202 -- 06-11243 (KJC) Jointly Administered
                          Reporting Period: MARCH 2007

                            MONTHLY OPERATING REPORT

                                                                                              AFFIDAVIT/
                                                                                   DOCUMENT   SUPPLEMENT
REQUIRED DOCUMENTS                                                      FORM NO.   ATTACHED    ATTACHED
------------------                                                      --------   --------   ----------
Condensed Combined Debtors-In-Possession Statement of Operations for
   the five weeks ended April 1, 2007                                     MOR-1        X
Condensed Combined Debtors-In-Possession Balance Sheet as of April 1,
   2007                                                                   MOR-2        X
Condensed Combined Debtors-In-Possession Statement of Cash Flows for
   the five weeks ended April 1, 2007                                     MOR-3        X
Notes to Monthly Operating Report                                         MOR-4        X
Schedule of Cash Disbursements                                            MOR-5
   Disbursements by Petitioning Entity                                      A          X
   Bank Account Information                                                 B          X           X
Not Used                                                                  MOR-6
Status of Postpetition Taxes                                              MOR-7                    X
Summary of Unpaid Postpetition Debts                                      MOR-8                    X
Summary Accounts Payable Aging Schedule                                   MOR-8                    X
Summary Accounts Receivable Aging Schedule                                MOR-8        X
Debtor Questionnaire                                                      MOR-9        X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

RESPONSIBLE PARTY:

/s/ David L. Harbert
-------------------------------------
David L. Harbert, Vice President
Chief Financial Officer                 April 30, 2007


PREPARER:

/s/ John M. Noll
-------------------------------------
John M. Noll, Corporate Controller      April 30, 2007

                                                                           MOR-1

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
        CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
                     FOR THE FIVE WEEKS ENDED APRIL 1, 2007
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                                          ATWOOD MOBILE   CORPORATE
                                                             AUTOMOTIVE      PRODUCTS      & OTHER    ELIMINATION   TOTAL DEBTORS
                                                             ----------   -------------   ---------   -----------   -------------
Total sales                                                   $72,024        $30,983       $    --      $ (399)       $102,608
Cost of sales                                                  68,991         29,263         2,357        (399)        100,212
                                                              -------        -------      --------      ------        --------
   Gross profit (loss)                                          3,033          1,720        (2,357)         --           2,396
Selling, general & administrative expenses                      2,470            855         4,976          --           8,301
Facility consolidation, asset impairment and other charges      4,505            189                        --           4,694
Amortization expense                                               31             15            50          --              96
                                                              -------        -------      --------      ------        --------
   Operating income (loss)                                     (3,973)           661        (7,383)         --         (10,695)
Interest expense, net                                             468            489         3,219          --           4,176
                                                              -------        -------      --------      ------        --------
Income (loss) before reorganization items and income taxes     (4,441)           172       (10,602)         --         (14,871)
Reorganization items                                               --             --         8,368          --           8,368
                                                              -------        -------      --------      ------        --------
   Income (loss) before income taxes                           (4,441)           172       (18,970)         --         (23,239)
Provision for income taxes                                         14             --            34          --              48
                                                              -------        -------      --------      ------        --------
   Net income (loss)                                          $(4,455)       $   172      $(19,004)     $   --        $(23,287)
                                                              =======        =======      ========      ======        ========

The Condensed Statement of Operations of each Reporting Group contained herein was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-2

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
             CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
                               AS OF APRIL 1, 2007
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                                        ATWOOD
                                                                        MOBILE     CORPORATE      DEBTOR        TOTAL
                                                          AUTOMOTIVE   PRODUCTS     & OTHER    ELIMINATION     DEBTORS
                                                          ----------   --------   ----------   -----------   ----------
ASSETS:
Current Assets:
Cash and cash equivalents                                  $     302   $     --   $    5,592    $      --    $    5,894
Receivables, net
   Trade                                                     127,816     27,666       (9,215)          --       146,267
   Other                                                      15,714        471            1           --        16,186
   Non Debtors subsidiaries                                    3,908      2,927       67,671      (50,217)       24,289
Inventories                                                   42,621     38,723           --           --        81,344
Other current assets                                          27,932      1,275       11,325           --        40,532
                                                           ---------   --------   ----------    ---------    ----------
   Total Current Assets                                      218,293     71,062       75,374      (50,217)      314,512
Property, plant and equipment, net                           120,858     31,310       19,834                    172,002
Goodwill, net                                                     --     21,927      228,000                    249,927
Notes Receivable from Non Debtors subsidiaries                 5,265         --       29,656      148,221       183,142
Investment in Non Debtors subsidiaries                        67,464        480      899,679     (176,976)      790,647
Other noncurrent assets                                        4,811      9,345       12,550           --        26,706
                                                           ---------   --------   ----------    ---------    ----------
   Total Assets                                            $ 416,691   $134,124   $1,265,093    $ (78,972)   $1,736,936
                                                           =========   ========   ==========    =========    ==========

LIABILITIES AND STOCKHOLDERS' INVESTMENT:
Current Liabilities Not Subject to Compromise:
   Debtors-in-possession financing                         $      --   $     --   $  193,139    $      --    $  193,139
   Accounts Payable                                            8,073     10,411       25,323           --        43,807
   Accounts Payable to Non Debtors subsidiaries               43,918      3,633        3,627      (50,256)          922
   Accrued Liabilities                                        29,657      9,425       53,841            8        92,931
                                                           ---------   --------   ----------    ---------    ----------
   Total Current Liabilities Not Subject to Compromise        81,648     23,469      275,930      (50,248)      330,799
Long-term Liabilities:
   Notes Payable to Non Debtors subsidiaries                (148,346)    (5,172)      13,928      148,252         8,662
   Other noncurrent liabilities                               13,865        298       43,238           --        57,401
Liabilities Subject to Compromise                                 --         --    1,319,375           --     1,319,375
                                                           ---------   --------   ----------    ---------    ----------
   Total Liabilities                                         (52,833)    18,595    1,652,471       98,004     1,716,237
Stockholders' Investment                                     469,524    115,529     (387,378)    (176,976)       20,699
                                                           ---------   --------   ----------    ---------    ----------
   Total Liabilities and Stockholders' Investment          $ 416,691   $134,124   $1,265,093    $ (78,972)   $1,736,936
                                                           =========   ========   ==========    =========    ==========

The Condensed Balance Sheet of each Reporting Group contained herein was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-3

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
        CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
                      FOR THE FIVE WEEKS ENDED APRIL, 2007
                                   (UNAUDITED)
                            (IN THOUSANDS OF DOLLARS)

                                                                         ATWOOD MOBILE   CORPORATE     TOTAL
                                                            AUTOMOTIVE      PRODUCTS      & OTHER     DEBTORS
                                                            ----------   -------------   ---------   --------
Operating Activities:
Net income (loss)                                             $ (4,455)     $   172       $(19,004)  $(23,287)
      Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating activities:
      Depreciation, amortization and asset impairments           1,920          485            365      2,770
      Amortization of  deferred financing fees                      --           --            665        665
      Bad debts                                                     --           --            118        118
      Reorganization Items                                          --           --          8,368      8,368
      Other                                                        180           --           (180)        --
   Changes in other operating items:
      Accounts receivable                                      (13,804)       3,298          1,026     (9,480)
      Inventories                                                2,253       (1,304)            --        949
      Other current assets                                       1,423          123          1,030      2,576
      Noncurrent assets                                             43           15             47        105
      Accounts payable                                            (313)      (1,231)          (750)    (2,294)
      Accrued liabilities                                        1,726         (857)        (4,993)    (4,124)
      Noncurrent liabilities                                       (72)          --            279        207
      Current intercompany transactions                         10,571         (667)       (12,043)    (2,139)
                                                              --------      -------       --------   --------
      Net cash provided by (used in) operating activities         (528)          34        (25,072)   (25,566)
Investing Activities:
   Purchases of property, plant and equipment                     (934)         (34)          (417)    (1,385)
                                                              --------      -------       --------   --------
   Net cash used in investing activities                          (934)         (34)          (417)    (1,385)
Financing Activities:
   DIP borrowings                                                   --           --         28,139     28,139
   Payments on prepetition debt                                     --           --           (323)      (323)
                                                              --------      -------       --------   --------
      Net cash provided by (used in) financing activities           --           --         27,816     27,816
                                                              --------      -------       --------   --------
Net decrease in Cash & Equivalents                              (1,462)          --          2,327        865
Cash & Cash Equivalent, Beginning Balance                        1,764           --          3,265      5,029
                                                              --------      -------       --------   --------
Cash & Cash Equivalent, Ending Balance                        $    302      $    --       $  5,592   $  5,894
                                                              ========      =======       ========   ========

The Condensed Statement of Cash Flows of each Reporting Group was derived from the books and records of the Debtors. The amounts reflected in these condensed combined financial statements are unaudited and were prepared in accordance with United States Generally Accepted Accounting Principles in all material respects.

The accompanying notes and schedules are an integral part of the condensed combined financial statements.

                                                                           MOR-4

                          DURA AUTOMOTIVE SYSTEMS, INC.

                             (DEBTORS-IN-POSSESSION)

                  NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)
                                  APRIL 1, 2007

1.   BACKGROUND AND ORGANIZATION:

     Dura Automotive Systems, Inc. (a Delaware Corporation) is a holding company whose predecessor was formed in 1990. Dura Automotive Systems, Inc. (collectively referred to as "DURA", "Company", "we", "our" and "us") is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive and recreation & specialty vehicle ("RVSV") industries.

     CHAPTER 11 BANKRUPTCY FILING - On October 30, 2006, DURA and its United States ("U.S.") and Canadian subsidiaries (the "Debtors") filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors' chapter 11 cases are being jointly-administered under Case No. 06-11202 (KJC). The Debtors will continue to operate their businesses as "debtors-in-possession" under the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. DURA's Latin American, Asian and European subsidiaries were not included in the filings and will continue their business operations without supervision from the Bankruptcy Court and will not be subject to the requirements of the Bankruptcy Code.

     The Debtors are currently operating pursuant to chapter 11 under the Bankruptcy Code and continuation of DURA as a going-concern is contingent upon, among other things, the Debtors' ability (i) to comply with the terms and conditions of the Debtors-in-possession ("DIP") financing agreement described in
Note 3; (ii) to develop a plan of reorganization and obtain confirmation under the Bankruptcy Code; (iii) to reduce unsustainable debt and other liabilities and simplify our complex and restrictive capital structure through the bankruptcy process; (iv) to return to profitability; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations. These matters create uncertainty relating to our ability to continue as a going concern. The accompanying condensed combined financial statements do not reflect any adjustments relating to the recoverability and classification of assets or liabilities that might result from the outcome of these uncertainties. In addition, any plan of reorganization could materially change amounts reported in our condensed combined financial statements, which do not give effect to any adjustments of the carrying value of assets and liabilities that may be necessary as a consequence of reorganization under chapter 11.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     CONDENSED COMBINED DEBTORS-IN-POSSESSION FINANCIAL STATEMENTS - The financial statements contained within represent the condensed combined financial statements for the Debtors only. The accompanying financial statements have been prepared in accordance with consultations with the Trustee for the Bankruptcy Court. Accordingly, the grouping of the financial information by Automotive, Atwood Mobile Products, and Corporate & Other do not represent business segments or business lines, but rather a combination of the various Debtors into groupings based upon consultation with the Trustee of the Bankruptcy Court to facilitate our Court reporting requirements. Such reporting does not reflect allocation of costs of support services provided by other reporting groups, or income tax allocations. The Debtors' condensed combined financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.

     American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statements of cash flows. DURA adopted SOP 90-7 effective on October 30, 2006 and will segregate those items as outlined above for all reporting periods subsequent to such date.

     The unaudited condensed combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to all procedures that would typically be applied to financial information presented in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP), and upon the application of such procedures (such as test of asset impairment). The Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes normal recurring adjustments, but does not include all of the adjustments that would typically be made for financial statements in accordance with U.S. GAAP (such as income taxes and pension). Certain prepetition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K, and our 2006 Quarterly Reports on Form 10-Q that were filed with the United States Securities and Exchange Commission.

     The results of operation herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of Debtors in the future.

     The condensed combined financial statements filed with the Bankruptcy Court are subject to change. The Debtors may, at a future date, amend its schedules for updated financial information.

     INTERCOMPANY TRANSACTIONS -- Significant intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the DURA's non Debtors subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans and payables.

     CORPORATE ALLOCATION EXPENSES -- The Debtors incur expenses directly and indirectly on behalf of the non Debtors subsidiaries. On a monthly basis, an estimated charge of such expenses, are charged back to non Debtors. During March 2007, the Debtors charged back these expenses aggregating approximately $1.4 million to Non Debtors related to the month of March 2007.

     CASH EQUIVALENTS - Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value.

     INVENTORIES - Inventories are valued substantially at the lower of first-in, first-out cost or market.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost or at impaired value where SFAS Statement No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets" valuations have been performed. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives. Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated.

     GOODWILL AND OTHER INTANGIBLE ASSETS - Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS Statement No. 142 "Goodwill and Other Intangible Assets". Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets".

     REVENUE RECOGNITION AND SALES COMMITMENTS - We recognize revenue when title passes to our customers, which occurs primarily when products are shipped from our facilities to our customers. In certain instances, we may be committed under existing agreements to supply product to our customers at selling prices which are not sufficient to cover the direct cost to produce such product. In such situations, we record a liability for the estimated amount of such future losses. Such losses are recognized at the time that the loss is probable and reasonably estimable and are recorded at the minimum amount necessary to fulfill our obligations to our customers.

     RESTRUCTURING CHARGES - We recognize restructuring charges in accordance with SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", SFAS No. 112 "Employer's Accounting for Post-employment Benefits", SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" and EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination." Such charges relate to exit activities and primarily include employee termination charges, lease expenses net of any actual or estimated sublease income, employee relocation, asset impairment charges, moving costs for related equipment and inventory, and other exit related costs associated with a plan approved by senior level management. The recognition of restructuring charges requires us to make certain assumptions and estimates as to the amount and when to recognize exit activity related charges. Quarterly, we re-evaluate the amounts recorded and will adjust for changes in estimates as facts and circumstances change.

     INCOME TAXES - We account for income taxes in accordance with the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differing treatment of items for financial reporting and income tax reporting purposes. The deferred tax balances are adjusted to reflect tax rates by tax jurisdiction, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Due to the Company's history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, the Company provides a full valuation allowance against its U.S. deferred tax assets.

     COMPREHENSIVE INCOME (LOSS) - We follow the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income represents net income (loss) adjusted for foreign currency translation adjustments, the deferred gain (loss) on certain derivative instruments utilized to hedge our interest and foreign exchange exposures, and additional minimum pension liability.

     STOCK BASED AWARDS - On January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R) "Share-Based Payment", requiring us to recognize expense related to the fair value of our stock based compensation awards. We elected the modified prospective transition method as permitted by SFAS No. 123(R). Under this transition method, any stock based compensation expense includes: (a) compensation expense for all stock based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 "Accounting for Stock Based Compensation"; and (b) compensation expense for all stock based compensation awards granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).

     USE OF ESTIMATES - The preparation of condensed combined financial statements prepared in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from these estimates.

     The accompanying financial statements have been prepared assuming the Company continues as a going concern.

DEFINED BENEFIT PLANS AND POSTRETIREMENT BENEFITS - We sponsor defined benefit type plans that cover certain hourly and salaried employees in the U.S. and Canada. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. In addition, we have postretirement medical benefit plans for certain employee groups and have recorded a liability for our estimated obligation under these plans.

     WARRANTY AND ENVIRONMENTAL - We face an inherent business risk of exposure to product liability and warranty claims in the event that our products fail to perform as expected and such failure of our products results, or is alleged to result, in bodily injury and/or property damage. OEMs are increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which we supply products to an OEM, an OEM may hold us responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties when the product supplied did not perform as represented. In addition, we are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, which could be material. Our policy is to record reserves for customer warranty and environmental costs on a case by case basis at the time we believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. We have established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. We determine our warranty and environmental reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. We do not carry insurance for warranty or recall matters, as the cost and availability for such insurance, in the opinion of management, is cost prohibitive or not available.

     INTEREST EXPENSE - In accordance with the Court-approved first day motion, the Company continues to accrue and pay the interest on its Second Lien Term Loan whose principal balance is subject to compromise. Interest on unsecured prepetition debt, other than the Second Lien Term Loan, has not been accrued as provided for under the U.S. Bankruptcy Code.

3.   DEBT:

     DEBTORS-IN-POSSESSION ("DIP") FINANCING

     In connection with the chapter 11 filings, the Debtors have entered into a Senior Secured Super-Priority Debtors In Possession Term Loan and Guaranty Agreement, dated as of October 31, 2006, by and among Dura Operating Corp. ("DOC"), as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Term Loan DIP Agreement"). The Bankruptcy Court gave interim approval to borrow $50.0 million under this agreement. Additionally, the Debtors also entered into a Senior Secured Super-Priority Debtors In Possession Revolving Credit and Guaranty Agreement, by and among DOC, as Borrower, the Company and certain subsidiaries of the Company and DOC, as Guarantors, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Sole Bookrunner, Joint Lead Arranger and Syndication Agent, and Barclays Capital (the investment banking division of Barclays Bank, PLC), as Joint Lead Arranger and Documentation Agent, and each of the Lenders party thereto (the "Revolving DIP

Agreement" and together with the Term Loan DIP Agreement, the "DIP Credit Agreement"). The Bankruptcy Court approved the full DIP Credit Agreement of $300 million on November 30, 2006.

     The Term Loan DIP Agreement provides for up to $165 million term loan and up to $20.0 million pre-funded synthetic letter of credit facility and the Revolving DIP Agreement will provide for an asset based revolving credit facility for up to $115 million, subject to borrowing base and availability terms, with a $5.0 million sublimit for letters of credit. Borrowings under the DIP Credit Agreement will be used to repay outstanding amounts and support outstanding letters of credit under DOC's existing asset based revolving credit facility, terminated interest rate swaps liabilities, payment of certain adequate protection payments, professionals' fees, transaction costs, fees and expenses incurred in connection with the DIP Credit Agreement, other prepetition expenses, to provide working capital and for other general corporate purposes. Obligations under the DIP Credit Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors' assets) and by a superpriority administrative expense claim in each of the Cases. As of April 1, 2007, the outstanding balances on the Revolving DIP Agreement and the Term Loan DIP Agreement were $28.1 million and $165.0 million, respectively.

     The DIP Credit Agreement bears interest as follows: (a) in the case of borrowings under the Revolving DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 0.75% per annum or (ii) at the reserve adjusted LIBOR Rate plus 1.75% per annum; and (b) in the case of borrowings under the Term Loan DIP Agreement, at the Borrower's option, (i) at the Base Rate plus 2.25% per annum or (ii) at the reserve adjusted LIBOR Rate plus 3.25% per annum. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the DIP Credit Agreement.

     The DIP Credit Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

     The Debtors' obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Agreement or the conversion of any of the chapter 11 filings to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code.

     The DIP Credit Agreement matures on the earlier of (i) December 31, 2007;
(ii) the effective date of a plan of reorganization in the Cases or (iii) termination of the commitment or acceleration of the loans as a result of an Event of Default.

     DEBT IN DEFAULT

     The chapter 11 filings triggered defaults on substantially all prepetition debt obligations of the Debtors. However, under section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the debtors, including most actions to collect prepetition indebtedness or to exercise control over the property of the debtors' estate. Absent an order of the Bankruptcy Court, substantially all prepetition liabilities are subject to settlement under a plan of reorganization.

     The following borrowings represent the debt agreements which are in default.

     In May 2005, we entered into senior secured credit facilities with an aggregate borrowing capacity of $325 million, consisting of a five-year $175 million asset based revolving credit facility (the "Credit Agreement") and a six-year $150 million senior secured second lien term loan (the "Second Lien Term Loan" and together with the Credit Agreement, the "Credit Facilities"). In March 2006, we completed a $75 million upsize to our Second Lien Term Loan. In connection with the transaction, we amended both our existing $150 million Second Lien Term Loan and Credit Agreement. Debt issuance costs of $2.0 million were incurred on this transaction, resulting in net cash proceeds of $73.0 million, of which $46.3 million was used to reduce our outstanding borrowings under the Credit Agreement.

     On November 30, 2006, we paid off the fully secured revolving credit facility outstanding balance of $106 million through proceeds from borrowings under the DIP Credit Agreement.

     Interest under the Credit Facilities is based on LIBOR. The Second Lien Term Loan was due and payable in its entirety in May 2011. Our borrowings under the Second Lien Term Loan are secured by a second priority lien on all of the U.S. assets and a 65% pledge of the stock of certain of our foreign subsidiaries.

     In April 2002, we completed the offering of $350.0 million 8.625% Senior Unsecured Notes, which were due in April 2012. The interest on the 2002 Senior Unsecured Notes is payable semi-annually each April and October. Principal was payable in full in April 2012. In November 2003, we completed an additional Senior Unsecured Notes offering of $50.0 million, which was due also in April 2012. No interest expense has been accrued for on this unsecured debt from the date of our bankruptcy filing.

     In April 1999, we completed the offering of our 9% Senior Subordinated Notes. The offering was done in two currencies; $300 million in U.S. dollars and 100 million in Euros. In June 2001, we completed an additional Senior Subordinated Notes offering of $158.5 million. All of the 9% Senior Subordinated Notes were initially payable in May 2009. The interest on the Senior Subordinated Notes was payable semi-annually each May and November. These notes are collateralized by guarantees of certain DURA subsidiaries. During the fourth quarter of 2005 we retired through purchase, Senior Subordinated Notes with an approximate face value of $49.4 million. As of April 1, 2007, the outstanding balance on these Senior Subordinated Notes was $535.6 million. Face value of the Senior Subordinated Notes consists of $409.1 million denominated in U.S. dollars and $126.5 million denominated in Euros. The Euro denominated Senior Subordinated Notes have been converted to the U.S. dollars using the exchange rate applicable to October 30, 2006, the date of our filing for bankruptcy protection, which we believe will be the allowable claim amount for such debt subject to compromise. No interest expense has been accrued for on this unsecured debt from the date of our bankruptcy filing.

     In March 1998, Dura Automotive Systems Capital Trust (the "Issuer"), a wholly owned statutory business trust of DURA, completed the offering of its Preferred Securities with total amount of $55.3 million. The Preferred Securities are currently redeemable, in whole or part, and were to be redeemed no later than March 2028. The Preferred Securities are convertible at the option of the holder into our Class A common stock at a rate of 0.5831 shares of Class A common stock for each Preferred Security, which is equivalent to a conversion price of $42.875 per share. The net proceeds of the offering were used to repay outstanding indebtedness. We were required to adopt FIN 46 to variable interest entities effective December 31, 2003. The application of FIN 46 resulted in the reclassification of the Preferred Securities from the mezzanine section of the balance sheet for 2003 to a long-term liability. In addition, Minority Interest -- Dividends on Trust Preferred Securities, Net, are classified in the statement of operations as a component of interest expense on a gross basis, prospectively, for periods subsequent to December 31, 2003. No separate financial statements of the Issuer have been included herein. We do not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Issuer are owned, directly or indirectly, by DURA, a reporting company under the Exchange Act;
(ii) the Issuer has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in 7.5% convertible subordinated debentures due March 2028 issued by DURA; and (iii) the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by DURA. No interest expense has been accrued for on this unsecured debt from the date of our bankruptcy filing.

     We use standby letters of credit to guarantee our performance under various contracts and arrangements. These letter of credit contracts expire annually and are usually extended on a year-to-year basis.

     Pursuant to the requirements of SOP 90-7 as of the chapter 11 Filings, deferred financing fees related to prepetition debt are no longer being amortized and have been included as an adjustment to the net carrying value of the related prepetition debt.

The Company has classified all outstanding prepetition debt as liabilities subject to compromise.

4.   REORGANIZATION ITEMS:

     SOP 90-7 requires reorganization items such as revenues, expenses such as professional fees directly related to the process of reorganizing the Debtors under chapter 11, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business to be separately disclosed. The Debtors' reorganization items for the five weeks ended April 1, 2007, consisted of the following (in thousands):

Professional fees and other expenses directly
   related to reorganization, net               $8,368
                                                ======

5.   LIABILITIES SUBJECT TO COMPROMISE

     As a result of the chapter 11 filings, the payment of prepetition indebtedness may be subject to compromise or other treatment under the Debtors' plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, at hearings held on October 31, 2006, the Court granted final approval of the Debtors' "first day" motions generally designed to stabilize the Debtors' operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management and retention of professionals.

     The Debtors have been paying and intend to continue to pay undisputed post petition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors' operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

     Estimated liabilities subject to compromise as of April 1, 2007, consist of the following (in thousands):

Long-term notes not fully secured   $1,206,570
Accrued interest                        44,026
Accounts payable                        48,521
Compensation and benefits               20,258
                                    ----------
                                    $1,319,375
                                    ==========

6.   POSTPETITION ACCOUNTS PAYABLE

     To the best of the Debtors' knowledge, all undisputed post petition accounts payable have been and are being paid under agreed-upon payment terms.

                                                                          MOR-5A

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
              SCHEDULE OF CASH DISBURSEMENTS BY PETITIONING ENTITY
                     FOR THE FIVE WEEKS ENDED APRIL 1, 2007
                            (IN THOUSANDS OF DOLLARS)

IN RE: JOINTLY ADMINISTERED                          CASE     # PAYMENTS
---------------------------                        --------   ----------
Dura Automotive Systems, Inc.                      06-11202    $     --
Dura Operating Corp.                               06-11203      23,378
Adwest America, Inc. and Adwest Electronics Inc.   06-11204          --
Atwood Automotive, Inc.                            06-11205          --
Atwood Mobile Products, Inc.                       06-11206      17,141
Automobive Aviation Partners, LLC                  06-11207          --
Creation Group Transportation, Inc.                06-11208          --
Creation Group, Inc.                               06-11209          --
Creation Windows, Inc.                             06-11210       7,737
Creation Windows, LLC                              06-11211          --
Creation Group Holdings, Inc.                      06-11212       3,585
Dura Aircraft Operating Company, LLC               06-11213          --
Dura Automotive Systems Cable Operations, Inc.     06-11214       2,885
Dura Automotive Systems of Indiana, Inc.           06-11215          --
Dura Brake Systems, L.L.C.                         06-11216          --
Dura Cables North LLC                              06-11217          --
Dura Cables South LLC                              06-11218          --
Dura Fremont L.L.C.                                06-11219       9,730
Dura Gladwin L.L.C.                                06-11220       1,946
Dura Global Technologies, Inc.                     06-11221          --
Dura G.P                                           06-11222      28,019
Dura Mancelona, L.L.C.                             06-11223       3,998
Dura Services L.L.C.                               06-11224          --
Dura Shifter L.L.C.                                06-11225          --
Dura Spricebright, Inc.                            06-11226          --
Kemberly, Inc.                                     06-11227       5,079
Kemberly, LLC                                      06-11228          --
Mark I Molded Plastics of Tennessee, Inc.          06-11229          --
Patent Licensing Clearinghouse L.L.C.              06-11230          --
Spec-Temp, Inc.                                    06-11231       3,457
Trident Automotive, L.L.C.                         06-11232          --
Trident Automotive, L.P.                           06-11233          --
Universal Tool & Stamping Company, Inc.            06-11234       6,378
Dura Automotive Canada ULC                         06-11235          --
Dura Automotive Systems (Canada), Ltd.             06-11236       6,977
Dura Canada LP                                     06-11237          --
Dura Holdings Canada LP                            06-11238          --
Dura Holdings ULC                                  06-11239          --
Dura Ontario, Inc.                                 06-11240          --
Dura Operating Canada LP                           06-11241          --
Trident Automotive Canada Co.                      06-11242          --
Trident Automotive Limited                         06-11243          --
                                                               --------
   Total payments                                              $120,310
                                                               ========

Allocation of payments are based on each respective entity's approximate inventory purchases and labor distributions amounts for the month

                                                                          MOR-5B

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
                       EXISTING BANK ACCOUNTS INFORMATION
                         REPORTING PERIOD: APRIL 1, 2007
                            (IN THOUSANDS OF DOLLARS)

                                                                                              LOCKBOX/
        LEGAL ENTITY                      BANK                      ACCOUNT TYPE              ACCOUNT #     BOOK BALANCE
        ------------                      ----                      ------------              ---------     ------------
Dura Operating Corp.           Bank of America, N.A.       Disbursement (ZBA)              81882-06825         $   --
Dura Operating Corp.           Bank of America, N.A.       Health Care Flexible Spending   81884-00841              2
Dura Operating Corp.           Bank of America, N.A.       Concentration Account           81886-00840          3,805
Dura Operating Corp.           Bank of America, N.A.       Disbursement (ZBA)              87656-00688            (2)
Dura Operating Corp.           Bank of America, N.A.       Disbursement (ZBA)              87656-01616             --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 2779                --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 12909               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 13894               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 12920               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 99300               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 14131               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 14138               --
Dura Operating Corp.           Bank of America, N.A.       Lockbox Account (Receipts)      Box 14141               --
Dura Operating Corp.           LaSalle Bank Midwest N.A.   Master Account                  5401977250              --
Atwood Mobile Products, Inc.   Harris N.A.                 Concentration Account           1803212                938
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 33458           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 36550           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 36562           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 36571           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 36725           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 71348           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 71607           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 71643           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 71979           --
Atwood Mobile Products, Inc.   Harris N.A.                 Lockbox Account (Receipts)      Lockbox 95780           --
Dura Operating Corp.           JP Morgan Chase             Checking Account                304681202               --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD Concentration               40212 00459 18          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  USD Concentration               40212 00611 15         198
Dura Automotive Canada ULC     Scotiabank                  CAD Chequing/Receipts           40212 00276 18           6
Dura Canada LP                 Scotiabank                  CAD Chequing/Receipts           40212 00528 17          --
Dura Operating Corp.           Scotiabank                  CAD Chequing/Receipts           47696 01718 16         823
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD Chequing                    47696 02728 17          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD Chequing/Receipts           40212 00465 15          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD ZBA                         41012 00832 16          54
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD ZBA                         80192 00459 18          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  CAD Chequing                    80192 00664 19          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  USD Chequing/Receipts           40212 00612 12          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  USD ZBA                         41012 00853 16          --
Dura Automotive Systems
   (Canada), Ltd.              Scotiabank                  USD ZBA                         80192 01472 14          50
Trident Automotive LP          Bank of America, N.A.       Checking Account                8188208428              --
Dura Automotive Systems
   Cable Operations, Inc.      Bank of America, N.A.       Checking Account                8188208404              20
Trident Automotive LLC         Bank of America, N.A.       Checking Account                8188208423              --
Dura Operating Corp.           LaSalle Bank                Disbursement                    2770724058              --
Dura Operating Corp.           JP Morgan                   Investment A/C                  304907715               --
                                                                                                               ------
                                                                                                               $5,894
                                                                                                               ======

                                                                           MOR-7

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                       DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
                          STATUS OF POSTPETITION TAXES
                         REPORTING PERIOD: APRIL 1, 2007
                               (DOLLARS IN 000'S)

                               Postpetition Taxes

I, John M. Noll, Corporate Controller, attest under penalty of perjury and to the best of my knowledge, information and belief, all postpetition federal, and significant state and local taxes are current as of April 1, 2007, in all material respects.

/s/ John M. Noll
-------------------------------------
John M. Noll, Corporate Controller      April 30, 2007

                                                                           MOR-8

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
                   IN RE: DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED
                      SUMMARY OF UNPAID POSTPETITION DEBTS
                         REPORTING PERIOD: APRIL 1, 2007
                            (IN THOUSANDS OF DOLLARS)

                       ACCOUNTS PAYABLE AGING POSTPETITION

The Debtors are still in the process of segregating prepetition and post petition accounts payable in their Accounting Systems given the substantial cash-in-advance payments previously performed and currently being processed and/or completed under the payment terms a large number of the Debtors' vendors have imposed on them. Accordingly, the Debtors can not currently provide a precise aging of their postpetition accounts payable. I do attest that the Debtors are complying in all material aspects with the postpetition payment terms for undisputed amounts owed that their current suppliers have imposed on them.

/s/ John M. Noll
-------------------------------------
John M. Noll, Corporate Controller                   April 30, 2007

                     BILLED TRADE ACCOUNTS RECEIVABLE AGING

ACCOUNTS RECEIVABLE AGING                      AMOUNT
-------------------------                     --------
Current                                       $ 97,878
0-30 days                                       26,216
31-60 days                                       8,575
61-90 days                                       3,301
91+ days                                        13,354
Total Accounts Receivable                      149,324
Amounts considered uncollectible (Bad Debt)     (3,057)
                                              --------
Accounts Receivable (Net)                     $146,267
                                              ========

                                                                           MOR-9

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                       DURA AUTOMOTIVE SYSTEMS, INC. ET AL
            CASES NO. 06-11202 -- 06-11243 (KJC) JOINTLY ADMINISTERED

                              DEBTOR QUESTIONNAIRE
                         REPORTING PERIOD: APRIL 1, 2007

MUST BE COMPLETED EACH MONTH                                                    YES    NO
----------------------------                                                    ---   ---
1. Have any assets been sold or transferred outside the normal course of               X
   business this reporting period?  If yes, provide an explanation below.

2. Have any funds been disbursed from any account other than a debtor-in-              X
   possession account this reporting period?  If yes, provide an explanation below.

3. Have all post-petition tax returns been timely filed?  If no, provide an      X
   explanation below.

4. Are workers compensation, general liability and other necessary insurance     X
   coverages in effect?  If no, provide an explanation below.